UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2004

HOLLIS-EDEN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-24672	13-3697002
(Commission File No.)	(IRS Employer Identification No.)

4435 Eastgate Mall, Suite 400

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 587-9333

ITEM 5. OTHER EVENTS.

The following discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those discussed here due to a number of factors that can be found in the following discussion, as well as in our Annual Report on Form 10-K for the year ended December 31, 2003.

In our Annual Report on Form 10-K for the year ended December 31, 2003, we disclosed the following (substantially the same disclosure was also included in our Annual Reports on Form 10-K for the years ended December 31, 2002 and December 31, 2001):

“Also during January 2000, we entered into two new technology agreements with Patrick T. Prendergast, Colthurst Ltd. and Edenland, Inc. The first agreement, the Technology Assignment Agreement, replaced the Colthurst License Agreement dated May 18, 1994 among Hollis-Eden, Mr. Prendergast and Colthurst. This agreement assigned to us ownership of all patents, patent applications and current or future improvements of the technology under the Colthurst License Agreement, including IMMUNITIN. Upon signing the agreement, we issued to Colthurst 132,000 shares of common stock, with an additional 528,000 shares and warrants to be issued over time upon the satisfaction of certain conditions. Because all of these conditions were not satisfied, we have not issued any additional shares or warrants to Colthurst, and we believe that we have no obligation to issue any additional shares or warrants. While we are confident in our analysis, if any dispute should arise in this matter, we cannot guarantee that, as a result of such dispute, additional equity will not be issued or that an additional accounting charge will not be made. The second agreement, the Sponsored Research and License Agreement, replaced both the Edenland License Agreement and the Research, Development and Option Agreement, each dated August 25, 1994, among Hollis-Eden, Mr. Prendergast and Edenland. Pursuant to the Sponsored Research and License Agreement, Edenland exclusively licensed to us a number of additional compounds, together with all related patents and patent applications.”

On May 17, 2004, we received a copy of a Demand for Arbitration from Colthurst, Edenland and Mr. Prendergast, claiming, among other things, that we breached the agreements with them when we did not issue to Colthurst the remaining 528,000 shares of our common stock and declared that the warrant to purchase up to 400,000 shares of our common stock would not vest as to any shares, as described above.

Again, while we cannot guarantee that, as a result of this dispute, additional equity will not be issued or that an additional accounting charge will not be made, we are confident in our analysis that Colthurst did not satisfy the conditions required to receive the additional shares of our common stock and the shares underlying the warrant, and we believe that the claims underlying the demand for arbitration are without merit. We intend to contest these claims vigorously and to file a counterclaim in arbitration seeking damages from Colthurst, Edenland and Mr. Prendergast for numerous breaches of these agreements by them.

We do not believe that this litigation will have a material adverse effect on our company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLIS-EDEN PHARMACEUTICALS, INC.

Dated: May 18, 2004	By:	/s/ Eric J. Loumeau
Eric J. Loumeau
Vice President, General Counsel